Exhibit 5.1

EDWARDS & ANGELL, LLP

350 East Las Olas Boulevard

Suite 1150

Ft. Lauderdale, FL 33301

Telephone: 954-727-2600

Facsimile: 888-325-9178

May 11, 2004

eDiets.com, Inc.

3801 West Hillsboro Blvd.

Deerfield Beach, FL 33442

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel to eDiets.com, Inc., a Delaware corporation (the “Company”), with respect to the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission on May 11, 2004 for the purpose of registering for resale under the Securities Act of 1933, as amended (the “Securities Act”), up to: (a) 2,255,091 shares (the “Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), and (b) 564,829 additional shares (the “Additional Shares”) of Common Stock underlying certain additional investment rights (“AIRs”) issued on April 12, 2004 and a warrant (“Warrant”) issued on March 28, 2001 to purchase 14,829 shares of Common Stock.

Based on our review of the Certificate of Incorporation of the Company, as amended, the By-laws of the Company, as amended, and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that the Shares have been validly issued, and are fully paid and nonassessable, and that the Additional Shares, if and when issued and paid for in accordance with the AIRs and the Warrant, will be validly issued, fully paid and nonassessable.

We understand that this letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the prospectus which is a part of the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

It is understood that this letter is to be used in connection with the resale of the Shares and the Additional Shares only while the Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section10(a)(3) of the Securities Act.

Very truly yours,

/s/    Edwards & Angell, LLP

EDWARDS & ANGELL, LLP